Calculation of Filing Fee Tables
S-4
SONIDA SENIOR LIVING, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	35,049,339		$ 290,483,353.76	0.0001381	$ 40,115.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 290,483,353.76		$ 40,115.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 40,115.75
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of shares of Sonida Senior Living, Inc., a Delaware corporation ("SNDA") common stock, par value $0.01 per share ("SNDA Common Stock"), estimated to be issuable by the registrant upon completion of the proposed transactions pursuant to the Agreement and Plan of Merger, dated as of November 4, 2025 (the "Merger Agreement") by and among SNDA, CNL Healthcare Properties, Inc., a Maryland corporation ("CHP"), SSL Sparti LLC, a Delaware limited liability company and a wholly owned subsidiary of SNDA ("Holdco"), SSL Sparti Property Holdings Inc., a Maryland corporation and a wholly owned subsidiary of Holdco (f/k/a Sparti Merger Sub, Inc.) and CHP Merger Corp., a Maryland corporation and a wholly owned subsidiary of CHP. In connection with the consummation of the transactions contemplated by the Merger Agreement, each share of CHP common stock ("CHP Common Stock") issued and outstanding immediately prior to the consummation of the transactions (other than certain excluded shares) will be cancelled and converted into the right to receive (i) $2.32 in cash and (ii) the number of shares of SNDA Common Stock equal to an exchange ratio determined by dividing $4.58 by the volume weighted average trading price of SNDA Common Stock during the 10 trading day measurement period ending on the second business day before the first closing date, subject to a maximum exchange ratio of 0.2015 and a minimum exchange ratio of 0.1318. The number of shares of SNDA Common Stock being registered is based on the product of (x) 173,942,128 (the number of shares of CHP Common Stock issued and outstanding as of December 17, 2025 rounded to the nearest whole share, and which excludes restricted stock awards that will not be entitled to receive any transaction consideration in connection with the transactions contemplated by the Merger Agreement) and (y) the maximum exchange ratio of 0.2015. This estimate is being made solely for purposes of calculating a maximum filing fee. (2) Calculated pursuant to Rules 457(f)(2) and 457(f)(3) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the securities being registered was calculated as (x) the product of (i) the book value per share of CHP Common Stock as of September 30, 2025 of $3.99, multiplied by (ii) 173,942,128 (the number of shares of CHP Common Stock issued and outstanding as of December 17, 2025 rounded to the nearest whole share, and which excludes restricted stock awards), less (y) the product of (i) the $2.32 in cash to be paid in the transactions contemplated by the Merger Agreement in respect of each share of CHP Common Stock, multiplied by (ii) 173,942,128.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
173,942,128	$ 3.99	$ 694,029,090.72		$ 403,545,736.96	$ 290,483,353.76

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A